EXHIBIT 5





                               August 24, 2001

 uniView Technologies Corporation
 17300 North Dallas Parkway, Suite 2050
 Dallas, Texas 75248

 Gentlemen:

      I have acted as counsel to uniView Technologies Corporation, a Texas corporation (the "Company") in connection with the proposed public offering of up to 250,000 shares of the Company's Common Stock, $.10 par value (the "Common Stock"), as described in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

      I have, as counsel, as I have deemed necessary examined such corporate records, certificates and other documents and reviewed such questions of law as I have deemed necessary, relevant or appropriate to enable me to render the opinions expressed below. In rendering such opinions, I have assumed the genuineness of all signatures and the authenticity of all documents examined by me. As to various questions of fact material to such opinions, I have relied upon representations of the Company.

      Based upon such examination and representations, I advise you that, in my opinion, the shares of Common Stock which are to be sold and delivered by the Company and certain selling stockholders of the Company (the "Selling Stockholders") as contemplated by the Plan of Distribution specified in the Registration Statement, have been duly and validly authorized by the Company and, in the case of the shares of Common Stock to be sold by the Selling Stockholders, have been validly issued and are fully paid and non-assessable.

      I consent to the filing of this opinion as Exhibit "5" to the Registration Statement and to the reference to myself under the caption "Legal Matters" in the prospectus contained therein.

                               Sincerely,

                               /s/   Billy J. Robinson
                               ----------------------------------
                               Billy J. Robinson, General Counsel
                               uniView Technologies Corporation